SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                        January 8, 1999 (January 7, 1999)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


                           Delaware 1-10308 06-0918165
       (State or other jurisdiction (Commission File No.) (I.R.S. Employer of incorporation or organization) Identification Number)

                                  6 Sylvan Way
                          Parsippany, New Jersey 07054
               (Address of principal executive office) (Zip Code)





                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.   Other

On January 7, 1999, Cendant Corporation (the "Company") announced that it reached a preliminary agreement in principle with plaintiffs' counsel representing the class of holders of its PRIDES securities who purchased their securities on or prior to April 15, 1998 to settle their class action lawsuit against the Company through the issuance of a new "Right" for each PRIDES security held.

Under the preliminary agreement only persons who owned Income or Growth PRIDES ("PRIDES") at the close of business on April 15, 1998 will be eligible to receive a new additional "Right" for each PRIDES security held. Current holders of PRIDES will not receive any Rights (unless they also held PRIDES on April 15, 1998).

If the potential settlement proceeds as contemplated, the Company will record an after tax charge of approximately $220 million, or $0.26 per share, ($350 million pre-tax) in the fourth quarter of 1998. The Company will record an increase in Shareholders' Equity of $350 million as a result of the prospective issuance of the Rights. As a result, the potential settlement should not reduce the Company's net book value. In addition it is not expected to reduce 1999 earnings per share. There is no assurance that a definitive agreement will be reached and any such agreement is subject to court approval and will be subject to certain conditions. There can be no assurance that the court will approve the agreement or that the conditions contained in any definitive agreement will be fulfilled. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 7.   Exhibits

Exhibit
   No.    Description
-------   -----------
99.1 Press Release: Cendant Corporation Announces Preliminary Agreement in Principle to Settle PRIDES Securities Class Action Suit for Holders as of April 15, 1998, dated January 7, 1999.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     CENDANT CORPORATION



                                                     By:  /s/James E. Buckman
                                                             James E. Buckman
                                                             Vice Chairman
                                                             and General Counsel


Date: January 8, 1999

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                 Report Dated January 8, 1999 (January 7, 1999)


                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1 Press Release: Cendant Corporation Announces Preliminary Agreement in Principle to Settle PRIDES Securities Class Action Suit for Holders as of April 15, 1998, dated January 7, 1999.